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As filed with the Securities and Exchange Commission on January 7, 2002

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STAPLES, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2896127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Staples Drive, Framingham, Massachusetts 01702, 508-253-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John J. Mahoney
Executive Vice President, Chief Financial Officer and
Chief Administrative Officer
Staples, Inc.
500 Staples Drive
Framingham, Massachusetts 01702
(508) 253-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark G. Borden, Esq.
Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-     .

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / 333-     .

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $0.0006 par value per share including the associated preferred stock purchase rights	788,402	$19.02	$14,995,406	$3,584.00

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on December 31, 2001.

   The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

Subject to completion, dated January 7, 2002

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

STAPLES, INC.

788,402 SHARES OF COMMON STOCK

    This prospectus relates to resales of shares of common stock to be issued by Staples, Inc. upon the exercise of stock options held by entities affiliated with certain executive officers of Staples.

    We will not receive any proceeds from the sale of the shares.

    The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

    Our common stock is traded on the Nasdaq National Market under the symbol "SPLS." On January 3, 2002, the closing sale price of the common stock on Nasdaq was $18.16 per share. You are urged to obtain current market quotations for the common stock.

    Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2002.

    Staples, Inc.'s executive offices are located at 500 Staples Drive, Framingham, Massachusetts 01702, and our telephone number is 508-253-5000. The information on our Internet website is not incorporated by reference in this prospectus. Unless the context otherwise requires, references in this prospectus to "Staples," "we," "us," and "our" refer to Staples, Inc. and its subsidiaries.

    "Staples", "Staples.com" and "Office Centre" are our registered trademarks.

    We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

PROSPECTUS SUMMARY

    This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors."

STAPLES, INC.

    We pioneered the office products superstore concept and are a leading office products distributor, with a total of 1,424 retail stores located in the United States, Canada, the United Kingdom, Germany, the Netherlands and Portugal as of November 3, 2001. In addition, we have a catalog business, an electronic commerce business and contract stationer operations.

THE OFFERING

Common Stock offered by selling stockholders	788,402 shares
Use of proceeds	Staples will not receive any proceeds from the sale of shares in this offering
Nasdaq National Market symbol	SPLS

RISK FACTORS

    Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before purchasing our common stock. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

    Our market is highly competitive and we may not continue to compete successfully.  We compete in a highly competitive marketplace with a variety of retailers, dealers and distributors. In most of our geographic markets, we compete with other high-volume office supply chains, such as Office Depot, OfficeMax and Office World, that have store formats, pricing strategies and product selections that are similar to ours. We also compete with mass merchants, such as Wal-Mart, warehouse clubs, computer and electronic superstores, and other discount retailers. In addition, our retail stores, delivery and contract businesses and Staples.com compete with numerous mail order firms, on-line office supply and service providers, contract stationer businesses and direct manufacturers. Many of our competitors, including Office Depot, OfficeMax and Wal-Mart, have in recent years significantly increased the number of stores they operate within our markets. Some of our current and potential competitors are larger than us and have substantially greater financial resources. It is possible that increased competition or improved performance by our competitors may reduce our market share, may reduce our profit margin, and may adversely affect our business and financial performance in other ways.

    We may be unable to continue to successfully open new stores.  An important part of our business plan is to aggressively increase the number of our stores. We opened 189 new stores in the United States, Canada and Europe in fiscal 2000. Despite original plans to open 160 new stores during fiscal 2001, we currently expect to have opened fewer than 140 new stores by the end of fiscal 2001 and currently plan to open less than 120 new stores in fiscal 2002. For our growth strategy to be successful, we must identify and lease favorable store sites, hire and train employees and adapt our management and operational systems to meet the needs of our expanded operations. These tasks may be difficult to accomplish successfully. If we are unable to open new stores as quickly as we plan, our future sales and profits could be materially adversely affected. Even if we succeed in opening new stores, these stores may not achieve the same sales or profit levels as our existing stores. Also, our expansion strategy includes opening new stores in markets where we already have a presence so that we can take advantage of economies of scale in marketing, distribution and supervision costs. However, these new stores may result in the loss of sales in existing stores in nearby areas.

    Our quarterly operating results are subject to significant fluctuation.  Our operating results have fluctuated from quarter to quarter in the past, and we expect that they will continue to do so in the future. Our earnings may not continue to grow at rates similar to the growth rates achieved in recent years and may fall short of either a prior fiscal period or investors' expectations. Factors that could cause these quarterly fluctuations include the following:

    •
    the number of new store openings, primarily because we expense pre-opening costs as incurred and newer stores are less profitable than mature stores;

    •
    the extent to which sales in new stores result in the loss of sales in existing stores;

    •
    the mix of products sold;

    •
    pricing actions of competitors;

    •
    the level of advertising and promotional expenses;

    •
    seasonality, primarily because the sales and profitability of our stores are typically slightly lower in the first and second quarter of our fiscal year than in the third and fourth quarters; and

    •
    charges associated with acquisitions.

    Most of our operating expenses, such as rent expense, advertising expense and employee salaries, do not vary directly with the amount of our sales and are difficult to adjust in the short term. As a result, if sales in a particular quarter are below our expectations for that quarter, we may not proportionately reduce operating expenses for that quarter, and therefore this sales shortfall would have a disproportionate effect on our expected net income for the quarter.

    Our operating results may be impacted by changes in the economy.  Our operating results are directly impacted by the health of the North American and European economies. The North American and European economies have recently experienced a significant slowdown when compared to the growth rates that had been recently achieved. The current economic slowdown or future declines in the health of these economies may adversely affect our business and our results of operations.

    Our stock price may fluctuate based on the expectations of professional security analysts.  The public trading price of our common stock is based in large part on professional securities analysts' expectations that our business will continue to grow and that we will achieve certain levels of net income. If our financial performance in a particular quarter does not meet the expectations of securities analysts, this may adversely affect the views of those securities analysts concerning our growth potential and future financial performance. If the securities analysts that regularly follow our common stock lower their rating or lower their projections for future growth and financial performance, the market price of our common stock is likely to drop significantly. In addition, in those circumstances, the decrease in the stock price may be disproportionate to the shortfall in our financial performance.

    Our rapid growth may continue to strain operations, which could adversely affect our business and financial results.  Our business, including sales, number of stores and number of employees, has grown dramatically over the past several years. In addition, we have acquired a number of significant companies in the last few years and may make additional acquisitions in the future. This growth has placed significant demands on our management and operational systems. If we are not successful in upgrading our operational and financial systems, expanding our management team and increasing and effectively managing our employee base, this growth is likely to result in operational inefficiencies and ineffective management of our businesses and employees, which will in turn adversely affect our business and financial performance.

    Our European operations may not become profitable.  We currently operate in European markets through Staples UK in the United Kingdom, Staples Deutschland in Germany, Product Sourcing Group Europe in Belgium and Office Centre in the Netherlands and Portugal. Our consolidated European operations are currently unprofitable, and we cannot guarantee that they will become profitable.

    Our international operations expose us to the unique risks inherent in foreign operations.  In addition to our operations in Europe, we have a significant presence in Canada through The Business Depot Ltd. We may also seek to expand further into other international markets in the future. Our foreign operations encounter risks similar to those faced by our US stores, as well as risks inherent in foreign operations, such as local customs and competitive conditions and foreign currency fluctuations.

    We may be unable to obtain adequate future financing.  It is possible that we will require additional sources of financing earlier than anticipated, as a result of unexpected cash needs or opportunities, an expanded growth strategy or disappointing operating results. Additional funds may not be available on satisfactory terms when needed, whether within the next twelve to eighteen months or thereafter.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors", that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, except as otherwise required by law.

USE OF PROCEEDS

    We will not receive any proceeds from the sale of shares by the selling stockholders.

    The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

    The shares of common stock covered by this prospectus are issuable upon the exercise of stock options held by the selling stockholders. The following table sets forth, to our knowledge, certain information about the selling stockholders as of December 27, 2001.

    Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares. Shares of common stock issuable under stock options that are exercisable within 60 days after December 27, 2001 are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)
				Shares of Common Stock to be Beneficially Owned After Offering(1)
			Number of Shares of Common Stock Being Offered
Name of Selling Stockholder
	Number	Percentage		Number	Percentage
Naples, LLC (2)	890,619	*	747,342	143,277	*
Rosemae, LLC (3)	41,060	*	41,060	0	*

*
Less than one percent.

(1)
We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)
The shares held by Naples, LLC include 747,342 shares issuable upon the exercise of stock options transferred to Naples, LLC by Joseph S. Vassalluzzo, our Vice Chairman. These options are currently exercisable in full. The shares listed as being offered hereby are issuable upon exercise of these options. Mr. Vassalluzzo's wife and a trust for the benefit of Mr. Vassalluzzo's children are the sole members of Naples, LLC. Excludes other shares that are beneficially owned by Mr. Vassalluzzo.

(3)
The shares held by Rosemae, LLC consist of 41,060 shares issuable upon the exercise of a stock option transferred to Rosemae, LLC by John J. Mahoney, our Executive Vice President, Chief

  Financial Officer and Chief Administrative Officer. This option is currently exercisable in full. The shares listed as being offered hereby are issuable upon exercise of this option. Mr. Mahoney's wife and a trust for the benefit of Mr. Mahoney's children are the sole members of Rosemae, LLC. Excludes other shares that are beneficially owned by Mr. Mahoney.

    Except as described above, none of the selling stockholders has held any position or office with, or has otherwise had a material relationship with us or any of our subsidiaries within the past three years.

PLAN OF DISTRIBUTION

    The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholders may sell their shares by one or more of, or a combination of, the following methods:

    •
    purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

    •
    ordinary brokerage transactions and transactions in which the broker solicits purchasers;

    •
    block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    •
    an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

    •
    in privately negotiated transactions; and

    •
    in options transactions.

    In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

    To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

    In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

    In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

    In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

    At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

    We have agreed with the selling stockholders to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement or (ii) January  , 2004.

LEGAL MATTERS

    The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on form 10-K for the year ended February 3, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

    This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

    (1)
    Our Annual Report on Form 10-K for the fiscal year ended February 3, 2001;

    (2)
    Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 5, 2001;

    (3)
    Our Quarterly Report on Form 10-Q for the fiscal quarter ended August 4, 2001;

    (4)
    Our Quarterly Report on Form 10-Q for the fiscal quarter ended November 3, 2001;

    (5)
    All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

    (6)
    The description of our common stock and preferred stock purchase rights contained in our Registration Statements on Form 8-A dated April 10, 1989 and February 10, 1994.

    You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

      Staples, Inc.
      500 Staples Drive
      Framingham, Massachusetts 01702
      Attention: General Counsel
      Telephone: 508-253-5000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

    The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Staples, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee — Securities and Exchange Commission	$3,584
Legal fees and expenses	$15,000
Accounting fees and expenses	$5,000
Miscellaneous expenses	$6,416

Total Expenses	$30,000

Item 15. Indemnification of Directors and Officers.

    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Staples' restated certificate of incorporation provides that Staples shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

    Staples' certificate of incorporation also provides that no director shall be liable to Staples or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Staples or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

    Staples' by-laws contain provisions to the effect that each director, officer and, in some instances, employees of Staples shall be indemnified by Staples against liabilities and expenses in connection with any legal proceedings to which he may be made a party or with which he may become involved or threatened by reason of having been an officer, director or employee of Staples or of any other

II–1

organization at the request of Staples. The provisions include indemnification with respect to matters covered by a settlement. Any such indemnification shall be made only if the board of directors determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, or if the board of directors directs, by independent legal counsel) or by stockholders, that indemnification is proper in the circumstances because the person seeking indemnification has met applicable standards of conduct. It must be determined that the director, officer or employee acted in good faith with the reasonable belief that his action was in or not opposed to the best interests of Staples, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

    Staples maintains directors and officers liability insurance for the benefit of its directors and certain officers.

Item 16. Exhibits

EXHIBIT NUMBER		DESCRIPTION
4.1		Restated Certificate of Incorporation of the Registrant, as amended.
4.2	(1)	Amended and Restated By-laws of the Registrant.
4.3	(2)	Rights Agreement, dated October 25, 1999, between the Registrant and Chase Mellon Shareholder Services LLC, as rights agent.
5.1		Opinion of Hale and Dorr LLP.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
24.1		Power of Attorney (See page II-4 of this Registration Statement).

(1)
Incorporated by reference from Staples' Form 10-K for the fiscal year ended February 3, 2001.

(2)
Incorporated by reference from Staples' Form 10-K for the fiscal year ended January 29, 2000.

Item 17. Undertakings.

    Item 512(a) of Regulation S-K.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

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provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Item 512(b) of Regulation S-K.  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Item 512(h) of Regulation S-K.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on January 7, 2002.

STAPLES, INC.
By:	/s/ THOMAS G. STEMBERG Thomas G. Stemberg Chairman of the Board and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

    We, the undersigned officers and directors of Staples, Inc., hereby severally constitute and appoint Thomas G. Stemberg, John J. Mahoney, Jack A. VanWoerkom and Mark G. Borden and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Staples, Inc. to comply with the provisions f the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ THOMAS G. STEMBERG Thomas G. Stemberg	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 7, 2002
/s/ JOHN J. MAHONEY John J. Mahoney	Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	January 7, 2002
/s/ PATRICK HICKEY Patrick Hickey	Senior Vice President and Corporate Controller (Principal Accounting Officer)	January 7, 2002

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/s/ BASIL L. ANDERSON Basil L. Anderson	Vice Chairman and Director	January 7, 2002
/s/ ARTHUR M. BLANK Arthur M. Blank	Director	January 7, 2002
/s/ MARY ELIZABETH BURTON Mary Elizabeth Burton	Director	January 7, 2002
/s/ GEORGE J. MITCHELL George J. Mitchell	Director	January 7, 2002
/s/ JAMES L. MOODY, JR. James L. Moody, Jr.	Director	January 7, 2002
/s/ ROWLAND T. MORIARITY Rowland T. Moriarity	Director	January 7, 2002
/s/ ROBERT C. NAKASONE Robert C. Nakasone	Director	January 7, 2002
/s/ W. MITT ROMNEY W. Mitt Romney	Director	January 7, 2002
/s/ RONALD L. SARGENT Ronald L. Sargent	President, Chief Operating Officer and Director	January 7, 2002
/s/ MARTIN TRUST Martin Trust	Director	January 7, 2002
/s/ PAUL F. WALSH Paul F. Walsh	Director	January 7, 2002
/s/ MARGARET C. WHITMAN Margaret C. Whitman	Director	January 7, 2002

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EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION
4.1		Restated Certificate of Incorporation of the Registrant, as amended.
4.2	(1)	Amended and Restated By-laws of the Registrant.
4.3	(2)	Rights Agreement, dated October 25, 1999, between the Registrant and Chase Mellon Shareholder Services LLC, as rights agent.
5.1		Opinion of Hale and Dorr LLP.
23.1		Consent of Ernst & Young LLP.
23.2		Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.
24.1		Power of Attorney (See page II-4 of this Registration Statement).

(1)
Incorporated by reference from Staples' Form 10-K for the fiscal year ended February 3, 2001.

(2)
Incorporated by reference from Staples' Form 10-K for the fiscal year ended January 29, 2000.

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QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
STAPLES, INC.
THE OFFERING
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX